                                 SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as permitted
[X]  Definitive Proxy Statement                 by Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                      NEW ENGLAND BUSINESS SERVICE, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                       NEW ENGLAND BUSINESS SERVICE, INC.

                    Notice of Annual Meeting of Stockholders
                          To Be Held October 22, 1999

   NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of New England Business Service, Inc., a Delaware corporation (the "Company"), will be held at the principal executive offices of the Company, 500 Main Street, Groton, Massachusetts, on Friday, October 22, 1999 at 10:00 a.m., local time, for the purpose of considering and voting upon the following matters:

  1. To fix the number of directors and elect a Board of Directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified;

  2. To ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending June 24, 2000; and

  3. To transact such other business as may properly come before the meeting or any adjournment thereof.

   The Board of Directors has fixed the close of business on August 27, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at this meeting. Accordingly, only stockholders of record at the close of business on that date are entitled to vote at the meeting or at any adjournment thereof.

   A copy of the Company's annual report to stockholders for the fiscal year ended June 26, 1999, which contains financial statements and other information of interest to stockholders, accompanies this notice and the accompanying proxy statement.

   The business matters listed above are discussed more fully in the accompanying proxy statement. Whether or not you plan to attend the meeting, you are urged to study the proxy statement carefully and then to fill out, sign and date the enclosed proxy card. To avoid unnecessary expense, please mail your proxy card promptly in the enclosed return envelope, which requires no postage if mailed in the United States.

                                          By order of the Board of Directors

                                          Craig Barrows
                                          Secretary

September 17, 1999

   Whether or not you plan to attend the meeting, you are requested to sign and mail promptly the enclosed proxy which is being solicited on behalf of the Board of Directors. A return envelope which requires no postage if mailed in the United States is enclosed for that purpose.

                       NEW ENGLAND BUSINESS SERVICE, INC.

                                500 Main Street
                          Groton, Massachusetts 01471

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held October 22, 1999

   We are mailing this proxy statement, with the accompanying proxy card, to you on September 17, 1999 in connection with the solicitation of proxies by the Board of Directors of New England Business Service, Inc. for the 1999 annual meeting of stockholders and any adjournment of that meeting. The meeting will be held on Friday, October 22, 1999, beginning at 10:00 a.m., local time, at the principal executive offices of the Company, 500 Main Street, Groton, Massachusetts.

                            INFORMATION ABOUT VOTING

Who can attend and vote at the meeting?

   Stockholders of record at the close of business on August 27, 1999 are entitled to attend and vote at the meeting. Each share of the Company's common stock is entitled to one vote on all matters to be voted on at the meeting, and can be voted only if the record owner is present to vote or is represented by proxy.

What constitutes a quorum at the meeting?

   The presence at the meeting, in person or represented by proxy, of the holders of a majority of the common stock outstanding on August 27, 1999, the record date, will constitute a quorum for purposes of the meeting. On the record date, 13,972,382 shares of common stock were outstanding. For purposes of determining whether a quorum exists, proxies received but marked "withhold" or "abstain" and so-called "broker non-votes" (described below) will be counted as present.

How do I vote by proxy?

   If you properly fill in your proxy card and our transfer agent receives it in time to vote at the meeting, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. No postage is required if your proxy card is mailed in the United States in the return envelope that has been enclosed with this proxy statement.

   If you sign, date and return the proxy card but do not specify how your shares are to be voted, then your proxy will vote your shares as follows:

  . To fix the number of directors at nine and to elect the persons named below under "Election of Directors".

  . To ratify the selection of Deloitte & Touche LLP as auditors for fiscal year 2000.

  . In their discretion as to any other business which may properly come before the meeting.

How do I vote if my shares are held by my broker?

   If your shares are held by your broker in "street name", you will need to instruct your broker concerning how to vote your shares in the manner provided by your broker.

What discretion does my broker have to vote my shares held in "street name"?

   A broker holding your shares in "street name" must vote those shares according to any specific instructions it receives from you. If specific instructions are not received, your broker generally may vote your shares in its discretion, depending on the type of proposal involved. Under NYSE rules, there are certain matters on which brokers may not vote without specific instructions from you. If such a matter comes to a vote at the meeting, your shares will not be voted on that matter, giving rise to what is called a "broker non-vote". Shares represented by broker non-votes will be counted for purposes of determining the existence of a quorum.

Can I change my vote after I return my proxy card?

   Yes. You may change your vote at any time before your proxy is exercised. To change your vote, you may:

  . Deliver to our corporate secretary a written notice revoking your earlier vote; or

  . Deliver to our transfer agent a properly completed and signed proxy card with a later date; or

  .  Vote in person at the meeting.

   Your attendance at the meeting will not be deemed to revoke a previously-delivered proxy unless you clearly indicate at the meeting that you intend to revoke your proxy and vote in person.

How do I vote my 401(k) shares?

   If you participate in the Company's 401(k) plan, you will receive a proxy card that covers Company shares allocated to your account. Properly completed and signed proxy cards will serve to instruct the plan trustee on how to vote any shares allocated to your account. The plan trustee will vote all shares as to which no instructions have been received from plan participants as directed by the Company's retirement committee in their best judgment.

How are votes counted?


  . Election of directors. Assuming that the number of directors is fixed at nine, the nine nominees who receive the most votes of those shares present in person or represented by proxy at the meeting will be elected. If you do not vote for a particular nominee, or you withhold authority for one or all nominees, your vote will have no effect on the outcome of the election.
  . Other business. The ratification of selection of auditors and approval of all other business which may properly come before the meeting require the favorable vote of a majority of the shares present in person or represented by proxy at the meeting and actually voting on the matter. Abstentions and broker non-votes, which are described above, will have no effect on the outcome of voting on these matters.

How is the Company soliciting proxies?

   We bear the cost of preparing, assembling and mailing the proxy material relating to the solicitation of proxies by the Board of Directors for the meeting. In addition to the use of the mails, certain of our officers and regular employees may, without additional compensation, solicit proxies in person, by telephone or other means of communication. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares, and will reimburse those record holders for their reasonable expenses in transmitting this material.

                               VOTING SECURITIES

Who owns more than 5% of the Company's stock?

   On August 27, 1999, there were 13,972,382 shares of common stock outstanding. On that date, to our knowledge there were five stockholders who own beneficially more than 5% of the common stock. The table below contains information, as of that date (except as noted below), regarding the beneficial ownership of these persons or entities. Unless otherwise indicated, we believe that each of the persons or entities listed below has sole voting and investing power with respect to all the shares of common stock indicated.

   Name and Address                                  Number of Shares
   of Beneficial Owner                              Beneficially Owned Percent
   -------------------                              ------------------ -------
   Palisade Capital Management, L.L.C..............     1,559,250(1)    11.16
     One Bridge Plaza
     Fort Lee, NJ 07024
   Jay R. Rhoads, Jr...............................     1,189,200(2)     8.51
     c/o New England Business Service, Inc.
     500 Main Street
     Groton, MA 01471
   David L. Babson & Company Inc...................     1,164,300(3)     8.33
     1 Memorial Drive
     Cambridge, MA 02142
   T. Rowe Price Associates, Inc...................     1,032,200(4)     7.39
     100 E. Pratt Street
     Baltimore, MD 21202
   Fenimore Asset Management, Inc..................       859,225(5)     6.15
     118 North Grand Street
     Cobleskill, NY 12043

--------
(1) Information is based on a Form 13F dated August 4, 1999, filed with the SEC by Palisade Capital Management, L.L.C.
(2) Includes 6,000 shares which may be acquired within 60 days of August 27, 1999 through the exercise of stock options. Also includes 85,768 shares owned by Mr. Rhoads's wife, as to all of which shares Mr. Rhoads disclaims beneficial ownership.
(3) Information is based on a Form 13F dated August 10, 1999, filed with the SEC by David L. Babson & Company Inc.
(4) Information is based on a Form 13F dated June 30, 1999, filed with the SEC by T. Rowe Price Associates, Inc. ("Price Associates"). These shares are owned by various individual and institutional investors which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be the beneficial owner of these shares; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of these shares.
(5) Information is based on a Form 13F dated August 11, 1999, filed with the SEC by Fenimore Asset Management, Inc.

How much stock do the Company's directors and executive officers own?

   On August 27, 1999, the director nominees, the executive officers of the Company named in the summary compensation table below, and all of the director nominees and executive officers of the Company as a group beneficially owned the number of shares of common stock shown below:

  Name of                                       Number of Shares
Beneficial Owner                              Beneficially Owned(1) Percent(1)
----------------                              --------------------- ----------
Neil S. Fox(2)...............................            164            *
Robert L. Gable(3)...........................          9,290            *
Benjamin H. Lacy(4)..........................         18,225            *
Thomas J. May................................              0
Herbert W. Moller(5).........................          8,390            *
Robert J. Murray(6)..........................        404,315           2.83
Richard H. Rhoads(7).........................         54,537            *
Brian E. Stern(8)............................          5,290            *
M. Anne Szostak(9)...........................          2,000            *
George P. Allman(10).........................         51,491            *
Edward M. Bolesky(11)........................         87,553            *
Richard T. Riley(12).........................          9,039            *
Robert D. Warren(13).........................         47,533            *
All directors and executive officers as a
 group (17 persons)(14)......................        798,294           5.46

--------
 * Less than one percent
 (1) The number and percent of the shares of common stock with respect to each named beneficial owner are calculated by assuming that all shares which may be acquired by such person within 60 days of August 27, 1999 are outstanding.
 (2) Shares owned jointly by Mr. Fox and his wife.
 (3) Includes 4,000 shares which may be acquired within 60 days of August 27, 1999 through the exercise of stock options.
 (4) Includes 3,225 shares which may be acquired within 60 days of August 27, 1999 through the exercise of stock options.
 (5) Includes (a) 3,390 shares owned jointly by Mr. Moller and his wife; and
     (b) 4,000 shares which may be acquired within 60 days of August 27, 1999 through the exercise of stock options.
 (6) Includes (a) 63,433 shares owned jointly by Mr. Murray and his wife; (b) 337,278 shares which may be acquired within 60 days of August 27, 1999 through the exercise of stock options; (c) 1,544 restricted shares awarded under the Company's stock compensation plan (as to which he has sole voting power, but no investment power); and (d) 2,058 shares allocated to his account in the Company's 401(k) plan.
 (7) Includes (a) 25,000 shares which may be exercised within 60 days of August 27, 1999 through the exercise of stock options; and (b) 1,000 shares owned by Mr. Rhoads's wife individually and 841 shares owned by his wife and a co-trustee of a trust for the benefit of Mr. Rhoads's children, as to all of which shares Mr. Rhoads disclaims beneficial ownership.
 (8) Includes (a) 2,000 shares which may be exercised within 60 days of August 27, 1999 through the exercise of stock options; and (b) 3,000 shares owned by Mr. Stern's wife, as to all of which shares Mr. Stern disclaims beneficial ownership.
 (9) Includes 1,510 shares owned jointly by Ms. Szostak and her husband.
(10) Includes (a) 6,554 shares owned jointly by Mr. Allman and his wife; (b) 42,903 shares which may be acquired within 60 days of August 27, 1999 through the exercise of stock options; (c) 1,005 restricted shares awarded under the Company's stock compensation plan (as to which he has sole voting power, but no investment power); and (d) 949 shares allocated to his account in the Company's 401(k) plan.

(11) Includes (a) 79,768 shares which may be acquired within 60 days of August 27, 1999 through the exercise of stock options; (b) 609 restricted shares awarded under the Company's stock compensation plan (as to which he has sole voting power, but no investment power); and (c) 5,642 shares allocated to his account in the Company's 401(k) plan.
(12) Includes (a) 8,750 shares which may be acquired within 60 days of August 27, 1999 through the exercise of stock options; and (b) 289 restricted shares awarded under the Company's stock compensation plan (as to which he has sole voting power, but no investment power).
(13) Includes (a) 3,000 shares owned jointly by Mr. Warren and his wife; (b) 42,678 shares which may be acquired within 60 days of August 27, 1999 through the exercise of stock options; (c) 450 restricted shares awarded under the Company's stock compensation plan (as to which he has sole voting power, but no investment power); and (d) 885 shares allocated to his account in the Company's 401(k) plan.
(14) Includes (a) 78,051 shares owned jointly by directors and executive officers and their respective spouses; (b) 638,005 shares which may be acquired within 60 days of August 27, 1999 through the exercise of stock options; (c) 5,035 restricted shares awarded to the executive officers under the Company's stock compensation plan (as to which each has sole voting power, but no investment power); (d) 13,022 shares allocated to the accounts of the executive officers under the Company's 401(k) plan; and
     (e) 4,841 shares owned by spouses of directors and executive officers, as to all of which shares the directors and executive officers disclaim beneficial ownership.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Under the federal securities laws, the directors and executive officers of the Company, and certain persons who own more than 10% of the common stock are required to report their ownership of the common stock and changes in that ownership to the SEC and the NYSE. Specific due dates for these reports have been established, and we are required to report in this proxy statement any failure to file by these dates during the Company's fiscal year 1999.

   Based solely on our review of copies of the reports we have received, or written representations from certain reporting persons, we believe that, during the Company's fiscal year 1999, all of these reporting requirements were timely satisfied by our directors, executive officers and 10% holders.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

Who sits on the Company's Board of Directors?

   The Company's by-laws provide for a Board of Directors of not fewer than three nor more than nine directors. The Board of Directors currently consists of eight members.

   You are being asked to fix the number of directors for the next year at nine and to vote for all nine directors at the meeting. The Board is nominating all eight current directors for re-election, and is nominating Mr. May, who is not currently a director, for election at the meeting. Persons elected as directors at the meeting will hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified, subject to their prior death, resignation or removal.

   All of the nominees other than Messrs. Fox and May were elected as directors at the 1998 annual meeting of stockholders. Mr. Fox was elected as a director by the Board on April 23, 1999. We have no reason to believe that any of the nominees will be unavailable to serve if elected. However, if any one of them becomes unavailable, the persons named as proxies in the accompanying proxy card have discretionary authority to vote for a substitute chosen by the Board. Any vacancies not filled at the meeting may be filled by the Board.

INFORMATION ABOUT THE NOMINEES

   Neil S. Fox, age 58, has been a director of the Company since April 1999. Mr. Fox has been chairman and chief executive officer of Lowe Fox Pavlika, a marketing consulting firm affiliated with the Interpublic Group of Companies, since 1998. Prior to that, he was chairman of Fox Pavlika & Partners for more than five years.

   Robert L. Gable, age 68, has been a director of the Company since 1996. Mr. Gable was chairman of Unitrode Corporation, a supplier of electronic components and sub-systems, from 1990 until his retirement in 1998, and was chief executive officer of Unitrode from 1990 to 1997. Mr. Gable is a director of Unitrode Corporation and Ibis Technology Corporation.

   Benjamin H. Lacy, age 73, has been a director of the Company since 1970. Mr. Lacy has been president of the Clipper Ship Foundation, Inc., a grant-making charitable foundation, since May 1995. Prior to that he was of counsel to the law firm of Hill & Barlow, a professional corporation, which served as general counsel to the Company from 1973 to 1998.

   Thomas J. May, age 51, has been chairman and chief executive officer of NSTAR since August 1999. NSTAR is a holding company formed in connection with the combination of BEC Energy and Commonwealth Energy System, which was completed in August 1999. From May 1998 to August 1999, Mr. May was chairman, president and chief executive officer of BEC Energy, a holding company formed in May 1998 for Boston Edison Company, a regulated public utility, and other non-utility businesses. He has been chairman and chief executive officer of Boston Edison since 1994, and was president of Boston Edison from 1994 to August 1999. Mr. May is a trustee of NSTAR and a director of Boston Edison Company, BankBoston Corporation, Liberty Mutual Insurance Company, Liberty Mutual Fire Insurance Company, Liberty Financial Companies, Inc. and RCN Corporation.

   Herbert W. Moller, age 58, has been a director of the Company since 1996. Mr. Moller retired from The Gillette Company, a diversified consumer products company, in 1998, having been with Gillette for 32 years. From 1992 until his retirement in 1998, Mr. Moller was vice president, finance and strategic planning, Gillette North Atlantic Group.

   Robert J. Murray, age 58, has been a director since 1991. Mr. Murray has been chairman, president and chief executive officer of the Company since 1995. Mr. Murray retired from The Gillette Company in 1995, having been with Gillette for more than 34 years. From 1991 until his retirement in 1995, Mr. Murray was executive vice president, North Atlantic Group of Gillette. Mr. Murray is a director of Fleet National Bank, LoJack Corporation, Hannaford Bros. Co. and Allmerica Financial Corporation.

   Richard H. Rhoads, age 69, joined the Company in 1965 and has been a director since 1970. From 1975 to 1991, he was chief executive officer of the Company, and from 1988 to his retirement in 1995, he was chairman of the board of the Company.

   Brian E. Stern, age 51, has been a director of the Company since 1995. Mr. Stern has been senior vice president of Xerox Corporation, a provider of document processing products and services, and president of Xerox Technology Enterprises since January 1999. From 1994 to January 1999, he was senior vice president and president of the Office Document Products Group of Xerox. Mr. Stern is a director of HON Industries, Inc. and Esselte AB.

   M. Anne Szostak, age 49, has been a director of the Company since 1998. Ms. Szostak has been executive vice president and corporate director of human resources of Fleet Financial Group, Inc., a diversified financial services company, since 1998. From 1994 to 1998, Ms. Szostak was senior vice president and corporate director of human resources of Fleet. Ms. Szostak is a director of Providence Energy Corporation.

What committees has the Board established?

   The Board of Directors has standing audit, organization and compensation, stock option, nominating, and executive committees.

   The audit committee recommends the selection of the Company's independent auditors, and acts as a direct channel between the independent auditors and the Board. In addition, the committee reviews and reports to the Board its assessment of the quality and performance of the Company's internal auditors and independent accountants, and the adequacy of the Company's financial controls. During fiscal year 1999, members of the committee were Messrs. Lacy and Moller (chairman) and, prior to October 23, 1998, Mr. Stern. At the annual meeting of the Board on that date, Ms. Szostak was appointed to the committee in place of Mr. Stern. The committee met two times during the last fiscal year.

   The organization and compensation committee reviews and makes recommendations to the Board of Directors concerning the election of officers and the compensation of the officers and directors. In addition, the committee administers and grants awards under the Company's stock compensation plan. During fiscal year 1999, members of the committee were Messrs. Gable and Lacy (chairman) and, prior to October 23, 1998, former director Peter A. Brooke, who retired from the Board at the 1998 annual meeting of stockholders. At the annual meeting of the Board on that date, Ms. Szostak was appointed to the committee in place of Mr. Brooke. The committee met three times during the last fiscal year.

   The stock option committee administers and grants awards under the Company's stock option plans. During fiscal year 1999, members of the committee were Messrs. Gable and Lacy (chairman) and, prior to October 23, 1998, Mr. Brooke. At the annual meeting of the Board on that date, the size of the committee was reduced to two. The committee met four times during the last fiscal year.

   The nominating committee recommends to the Board of Directors persons to be nominated for election as directors by the stockholders at the annual meeting of stockholders or by the Board of Directors to fill vacancies. During fiscal year 1999, members of the committee were Messrs. Gable and Stern and, prior to October 23, 1998, former director Jay R. Rhoads, Jr., who retired from the Board at the 1998 annual meeting of stockholders. At the annual meeting of the Board on that date, Richard H. Rhoads was appointed to the committee and as its chairman in place of Jay R. Rhoads, Jr. The committee recommended Mr. Fox for election as a director by the Board in April 1999 and the persons nominated for election as directors by the stockholders at the 1999 annual meeting of stockholders.

   The executive committee may exercise all of the authority of the Board, except those powers that are expressly reserved to the Board by law, the Company's charter or by-laws or resolution of the Board. During fiscal year 1999, members of the committee were Messrs. Lacy, Moller, Murray (chairman) and R.H. Rhoads. The committee met or acted by unanimous written consent nine times during the last fiscal year.

How often did the Board meet in fiscal year 1999?

   The Board of Directors met five times during the last fiscal year. All of the directors attended at least 75% of the meetings of the Board of Directors and committees of the Board on which they served.

How are the directors compensated?

   Directors who are also employees of the Company receive no additional compensation for serving on the Board or its committees.

   Non-employee directors receive as compensation for all services as directors an annual retainer of $18,000, plus $1,000 for each Board meeting and each committee meeting (not held on the same day as a Board meeting) which they attend. The annual retainer is paid 50% in cash and 50% in shares of common stock in accordance with the Company's stock compensation plan. Each chairman of a committee (other than Mr. Murray) receives an additional annual fee of $2,000.

   Under the terms of the Company's 1997 key employee and eligible director stock option and stock appreciation rights plan, each non-employee director is annually granted on the tenth day following his or her election at the annual meeting of stockholders an option to purchase 1,000 shares of common stock. In the case of the first annual meeting of stockholders at which a director is elected, the option grant to that director is for 3,000 shares. Each of these option grants becomes exercisable one year after the date of grant, and expires ten years after the date of grant.

   Non-employee directors may defer receipt of their cash fees and retainers pursuant to a deferral plan. Deferred amounts are generally paid to the director beginning on the first day of the first fiscal year beginning after the director's 70th birthday, and may be paid in a lump sum at that time or in quarterly installments over a period not to exceed ten years. Interest is credited to each participating director's account quarterly at the so-called "base rate" of interest of BankBoston, N.A. on the last preceding June 30th and December 31st. None of the current directors has elected to defer payments as described above.

                             EXECUTIVE COMPENSATION

How were the executive officers compensated for fiscal year 1999?

   The following table sets forth all compensation paid by the Company to the chief executive officer and each of the other four most highly compensated executive officers of the Company, who are collectively referred to as the "named executive officers", in all capacities for the last three fiscal years.

                           Summary Compensation Table

                                                                       Long-Term
                                                                     Compensation
                                                                 ---------------------
                                  Annual Compensation                  Awards(1)
                         --------------------------------------  ---------------------
                                                                 Restricted Securities
        Name and                                  Other Annual      Stock   Underlying     All Other
   Principal Position    Year  Salary  Bonus(2)  Compensation(3)  Awards(4) Options (#) Compensation(5)
   ------------------    ---- -------- --------  --------------  ---------- ----------  --------------
Robert J. Murray........ 1999 $500,000 $129,151     $37,871       $43,048     50,000       $10,590
 Chairman, President and 1998  393,800  161,079      37,492             0     35,000        10,590
  CEO
                         1997  393,800  263,988      44,499             0     88,165         5,490

George P. Allman........ 1999  175,000   84,060         --         28,006     15,000        10,293
 Senior Vice President,  1998  165,000   65,010         --              0     11,000        10,089
 President, Diversified  1997  153,750   71,113         --              0     33,778         2,972
  Operations

Edward M. Bolesky....... 1999  180,000   51,009         --         16,978     15,000        15,113
 Senior Vice President,  1998  180,000   81,538         --              0     13,100        15,013
 President, NEBS Direct  1997  173,800   80,185         --              0     40,124         8,480
 Marketing

Richard T. Riley(6)..... 1999  200,000   24,249         --          8,054     15,000        42,581
 Senior Vice President,  1998  105,115   42,500         --              0     20,000         6,879
 President, Rapidforms   1997      --       --          --            --         --            --

Robert D. Warren........ 1999  170,000   37,640         --         12,544     14,000        10,273
 Senior Vice President,  1998  162,500   60,268         --              0     11,600         8,369
  Business
 Management and          1997  152,500   79,200         --              0     33,778         1,804
  Development

--------
(1) The Company has not issued stock appreciation rights. In addition, the Company does not maintain a "long-term incentive plan," as that term is defined by applicable rules. Securities underlying options are shares of common stock.
(2) For fiscal year 1999, 25% of each named executive officer's annual bonus was paid in the form of restricted shares in lieu of cash. The dollar value of these restricted shares is excluded from the amounts reported in this column, and is set forth under the column heading "Restricted Stock Awards".
(3) The amounts reported are the value of the Company's reimbursement to Mr. Murray for his tax liability arising from the Company's payment of certain occupancy expenses associated with his residence in Boston, Massachusetts.
(4) The amounts reported are the value of restricted shares that were awarded to each named executive officer under the Company's stock compensation plan in lieu of cash as part of his annual bonus for fiscal year 1999. The awards vest on the third anniversary of the date of grant, except that such awards will vest immediately in case of the holder's death, disability or retirement, or a change in control of the Company. Dividends are payable on unvested awards to the same extent as they are paid on the common stock generally, except that such dividend payments are automatically reinvested in shares of common stock, and the additional shares are subject to the same restrictions that are applicable to the underlying restricted shares.

(5) The table below presents the components of this column for fiscal year 1999, which represent (a) the value of Company contributions to the account of each named executive officer pursuant to the terms of the Company's 401(k) plan (in the case of Mr. Riley, the Rapidforms 401(k) plan), (b) the value of premiums paid by the Company on group term life insurance for the benefit of the named executive officers, and (c) in the case of Mr. Riley, the value of the payment made to him in connection with the termination of a supplemental executive retirement plan maintained by the Company's Rapidforms subsidiary.

                              401(k) Plan   Group Term Life    Rapidforms SERP
                              Contribution Insurance Premium Termination Payment
                              ------------ ----------------- -------------------
   Robert J. Murray..........   $ 9,600          $ 990            $      0
   George P. Allman..........     9,600            693                   0
   Edward M. Bolesky.........    14,400            713                   0
   Richard T. Riley..........    11,000             60              31,521
   Robert D. Warren..........     9,600            673                   0

(6) Mr. Riley was elected an executive officer of the Company effective January 23, 1998.

Stock Option Plan

   The following table provides details regarding stock options granted to the named executive officers during the last fiscal year under the Company's 1997 key employee and eligible director stock option and stock appreciation rights plan. The table also shows hypothetical values of the common stock obtainable upon exercise of each option grant, net of the option's exercise price, assuming that the market price of the common stock appreciates at compound annual rates of 5% and 10% over the ten-year term of the option. The assumed rates of appreciation are presented as examples pursuant to the SEC's rules on disclosure of executive compensation. We do not advocate or necessarily agree that these rates are indicative of future growth in the market price of the common stock.

                       Option Grants in Last Fiscal Year

                                                                           Potential Realizable
                                                                             Value at Assumed
                                                                           Annual Rates of Stock
                                                                       Appreciation For Option Term
                                                                       -----------------------------
                           Number     % of Total
                         of Shares     Options     Exercise
                         Underlying    Granted      Price
                           Options   To Employees    Per    Expiration
          Name           Granted(1) In Fiscal Year  Share      Date          5%            10%
          ----           ---------- -------------- -------- ---------- ------------- ---------------
Robert J. Murray........   50,000        8.81%     $27.5625  9/8/2008  $     866,695 $     2,196,376
George P. Allman........   15,000        2.64%      27.5625  9/8/2008        260,009         658,913
Edward M. Bolesky.......   15,000        2.64%      27.5625  9/8/2008        260,009         658,913
Richard T. Riley........   15,000        2.64%      27.5625  9/8/2008        260,009         658,913
Robert D. Warren........   14,000        2.47%      27.5625  9/8/2008        242,675         614,985

--------
(1) The stock options awarded vest annually in four equal installments beginning on September 8, 1999 and ending on September 8, 2002, except that all of such options will vest immediately in case of a change in control of the Company.

   The following table shows stock option exercises by the named executive officers during the last fiscal year, including the aggregate value realized upon exercise. This represents the excess of the fair market value, at the time of exercise, of the common stock acquired at exercise over the exercise price of the option. In addition, the table includes the number of shares underlying both exercisable and unexercisable stock options at the end of the last fiscal year. The table also shows the value of "in-the-money" options, which represents the positive spread, if any, between the exercise prices of stock options held by each named executive officer and the closing price ($27.0625) of the common stock on June 25, 1999, the last trading day of fiscal year 1999.

                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year End Option Values

                                                                                 Value of Unexercised
                                                 Number of Unexercised           In-the-Money Options
                                              Options at Fiscal Year End          at Fiscal Year End
                                              ------------------------------   -------------------------
                          Number of
                           Shares
                          Acquired    Value
          Name           At Exercise Realized Exercisable     Unexercisable    Exercisable Unexercisable
          ----           ----------- -------- -------------   --------------   ----------- -------------
Robert J. Murray........    5,569    $52,105          315,389          145,639 $2,505,843    $394,734
George P. Allman........        0          0           36,226           39,052    207,290      42,803
Edward M. Bolesky.......    3,772     40,549           72,642           43,202    562,514      49,770
Richard T. Riley........        0          0            5,000           30,000          0           0
Robert D. Warren........        0          0           36,251           38,127    203,540      42,803

Stock Compensation Plan

   Under the Company's stock compensation plan, the organization and compensation committee may grant awards of common stock to officers and other key employees in lieu of cash in payment of all or part of their regular, bonus, or other special compensation. For fiscal year 1999, 25% of each named executive officer's annual bonus was paid in common stock. The number of shares awarded to each named executive officer was determined by the $28.0625 closing price of the common stock on the NYSE on July 29, 1999, which was the third business day following the public release of the Company's financial results for the fourth quarter of fiscal year 1999. The shares awarded as described above were issued in the form of restricted stock. The material terms of the awards are described in footnote 4 to the summary compensation table.

Deferred Compensation Plan

   Officers of the Company, including the named executive officers, may defer, until 60 days following the termination of employment with the Company, a portion of all compensation payable by the Company for personal services rendered to the Company. Each participating officer may request that the deferred amounts be allocated among several available investment options established and offered by the Company, subject to approval by the Company's retirement committee. The benefit payable under the plan at any time to a participant following termination of employment is equal to the applicable deferred amounts, plus or minus any earnings or losses attributable to the investment of such deferred amounts. The amount of compensation in any given fiscal year that is deferred by a named executive officer is included in the summary compensation table under the column headings "salary" or "bonus", as appropriate.

   The Company has established a trust for the benefit of participants in the deferred compensation plan. Pursuant to the terms of the trust, as soon as possible after any deferred amounts have been withheld from a plan participant, the Company will contribute such deferred amounts to the trust to be held for the benefit of the participant in accordance with the terms of the plan and the trust. However, the assets in the trust will become available to the Company's creditors if the Company becomes insolvent or bankrupt. If the funds in the trust are insufficient to pay amounts due under the plan to a participant, the Company remains obligated to pay any deficiency.

Supplemental Executive Retirement Plan

   In connection with the termination of the Company's defined benefit pension, the Company froze participation in, and the accrual of benefits under, a related supplemental executive retirement plan as of the end of fiscal year 1997. Effective January 4, 1999, the Company implemented a new supplemental executive retirement plan, or SERP, for key employees who are designated as participants by the organization and compensation committee. Benefits under the SERP are payable as a life annuity upon normal retirement at age 65, or in a reduced amount in the event of earlier retirement on or after age 55, and are based on age, length of service (not less than 5 years), the participant's annual base salary at the time of termination of employment, and an average of the participant's three highest bonuses paid during the five years immediately preceding the termination of the participant's employment. Benefits payable under the SERP are not subject to any reduction for Social Security or other offset amounts. The following table shows the annual benefit payable under the SERP to participants who retire at or after the age 65.

                            Retirement Benefit Table

                                             Annual Retirement Benefit
        Average Final Compensation    ---------------------------------------
            Used as Basis for         5 Years of 10 Years of    15 or More
       Computing Retirement Benefit    Service     Service   Years of Service
       ----------------------------   ---------- ----------- ----------------
                 $200,000              $ 27,500   $ 55,000      $  75,000
                  300,000                41,250     82,500        112,500
                  400,000                55,000    110,000        150,000
                  500,000                68,750    137,500        187,500
                  600,000                82,500    165,000        225,000
                  700,000                96,250    192,500        262,500

   As of June 26, 1999, Mr. Bolesky, who is the only named executive officer who participates in the SERP, had 6 years of service for purposes of the SERP.

Change-in-Control Arrangements

   The Company has entered into agreements with each named executive officer providing for certain benefits in the event of a change in control of the Company. A change in control includes, among other events and subject to certain exceptions, the acquisition by any person of beneficial ownership of 35% or more of the outstanding common stock. If a tender offer or exchange offer is made for more than 25% of the outstanding common stock, the named executive officer has agreed not to leave the employ of the Company, except in the case of disability or retirement, and to continue to render services to the Company until such offer has been abandoned or terminated or a change in control has occurred.

   If, within 24 months after a change in control of the Company, the named executive officer's employment is terminated (1) by the Company other than for cause (as defined in the agreement), disability or retirement or (2) by the named executive officer for good reason (as defined in the agreement), the Company has agreed to pay the named executive officer, in addition to salary, benefits and awards accrued through the date of termination, an amount equal to
1.5 times the sum of the named executive officer's then current annualized base salary, plus the average of the actual bonuses earned during each of the three most recent fiscal years ending on or before the date of the change in control. The Company has also agreed to provide the named executive officer with benefits under all employee welfare benefit plans, or equivalent benefits, for up to 30 months following such termination. The Company must give 90 day advance notice of termination to the named executive officer unless such termination is for cause.

   Each change in control agreement continues in effect until July 1, 2001; provided, however, that the agreement continues in effect for 24 months following a change in control that occurs during the term of the agreement. Except as otherwise provided in the change in control agreement, the Company and each named executive officer may terminate the named executive officer's employment at any time. Each change in control agreement terminates if either party terminates the named executive officer's employment before a change in control.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

   Prior to October 23, 1999, the members of the organization and compensation committee and the stock option committee were Messrs. Gable and Lacy and former director Peter A. Brooke, who retired from the Board at the 1998 annual meeting of stockholders. At the annual meeting of the Board on October 23, 1999, Ms. Szostak was appointed to the organization and compensation committee in place of Mr. Brooke. The size of the stock option committee was reduced to two, and Messrs. Gable and Lacy continued as members of that committee.

   At the end of fiscal year 1999, the Company had outstanding borrowings of approximately $21,333,333 from Fleet National Bank, one of several banks party to an unsecured, revolving line of credit with the Company. Fleet National Bank is a wholly owned subsidiary of Fleet Financial Group, Inc., of which Ms. Szostak is an executive officer.

                        REPORT OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

What is our executive compensation philosophy?

   For fiscal year 1999 the organization and compensation committee adjusted its plan to provide for increased pay-for-performance. In so doing the salary ranges for executive officers were targeted to reflect a midpoint which in general is about the 50th percentile of the base salaries of officers in similar positions in a representative group of non-durable goods manufacturers and direct marketing companies of comparable size, as determined by a nationally recognized compensation and benefits consultant. The prior practice targeted the range midpoint at about the 60th percentile. In addition, annual bonuses are provided for, the payment and the amount of which depend upon the degree of attainment of pre-established individual objectives. With total base salary and annual bonus compensation continuing to be targeted at the 75th percentile, the mix of dollars has been changed with a higher portion going into incentive dollars as a result of lowering the base salary target to the 50th percentile. Long-term compensation is tied directly to the increase in value of the common stock, and hence takes the form of stock options, with option prices equal to 100% of current market value, in amounts reflecting the level of responsibility of the grantees for the Company's long-range success.

   In determining its executive compensation policies from year to year, the Company expects to take appropriate measures to prevent the employee remuneration paid by it from being rendered non-deductible by operation of the terms of Section 162(m) of the Internal Revenue Code. Such measures may include
(1) limiting the amount of non-performance-based compensation paid to any employee, and (2) complying with the statutory requirements for exempting performance-based compensation from non-deductibility by obtaining stockholder approval of qualified performance-based plans. In October 1997, such approval was obtained for the Company's 1997 key employee and eligible director stock option and stock appreciation rights plan.

How were executive base salaries determined for fiscal year 1999?

   The individual salaries of the executive officers for fiscal year 1999 were recommended by the organization and compensation committee and approved by the Board of Directors at the beginning of that year in accordance with the above-stated policy. These salary recommendations were made by the committee after review of individual performance appraisals by the chief executive officer and discussion with him of the performance of the Company during fiscal year 1998 and of the individual performances of the executive officers (other than himself) during that year. Accordingly, the chief executive officer recommended to the committee that annual salary adjustments for executive officers would range from 0% (for those currently at or above the 50th percentile) to 6.1% for those either below the 50th percentile or having been assigned increased responsibilities.

How were annual executive bonuses determined for fiscal year 1999?

   At the beginning of fiscal year 1999, all of the executive officers were designated as participants in the Company's annual executive bonus plan and target bonuses of 70% of base salary for the chief executive officer and 60% of base salary for the other executive officers were established. For the second consecutive year financial performance targets for the executive officers (other than the chief executive officer) were increased. For fiscal year 1999 the use of financial performance targets was increased from 70% to 80% of the target bonus, placing increased emphasis on the achievement of pre-established Company and business segment financial objectives.

   For executive officers having revenue responsibility for particular business segments of the Company, a combination of financial performance targets equal to the Company's budgeted net income and business segment net sales and profit from operations for fiscal year 1999 were established as the goals for the achievement of 80% of the target bonuses. Executive officers without business segment revenue responsibility had performance targets equal to the Company's consolidated, budgeted net sales and net income for fiscal year 1999 established as the goals for the achievement of 80% of their target bonuses. Personal objectives were established for each of the executive officers, the attainment of which, in whole or in part, would determine the extent of such officer's right to receive the other 20% of the target bonus.

   Based on these criteria, the chief executive officer received a bonus of 34.4% of his base salary and the other executive officers received bonuses ranging from 13.9% to 64% of their respective base salaries.

Were stock options granted to executives in fiscal year 1999?

   In September 1998, the stock option committee, employing the Black-Scholes methodology first employed in fiscal year 1997, authorized the granting of a stock option to the chief executive officer to purchase shares with a market value on the date of grant equal to 110% of his fiscal year 1999 base salary. At the same meeting, options were granted to the other executive officers for shares with a market value of 90% of their respective fiscal year 1999 base salaries. In all cases, the per share option exercise price for options granted by the committee in fiscal year 1999 was set at 100% of the then current market value of a share of the common stock.

How was the chief executive officer's compensation determined for fiscal year 1999?

   Robert J. Murray's base salary and bonus target were fixed at the time of his employment as chairman, president and chief executive officer on December 13, 1995 and remained unchanged through June 30, 1998. To properly recognize the contribution by Mr. Murray in successfully restoring the growth and profitability of the Company, in identifying and effectively acquiring and integrating four acquisitions in an eighteen-month period and his overall leadership and management strength, the organization and compensation committee recommended and the Board authorized an increase in annual base salary from $393,800 to $500,000, effective as of July 1, 1998. This base annual salary is within the range for the position as prescribed by the committee's independent compensation consultant and is properly positioned to recognize Mr. Murray's depth of management experience.

   The committee initially recommended to the Board that 100% of Mr. Murray's target bonus for fiscal year 1999 be related to the Company's consolidated, budgeted net sales and net income for fiscal year 1999, which was consistent with prior years. The full Board determined that 20% of his target bonus should relate to the attainment of qualitative objectives, as was the case with the other executive officers. On this basis, the full Board determined that 80% of Mr. Murray's target bonus should relate to the consolidated financial performance targets, and established qualitative objectives related to the integration of acquired companies and management succession as the goals for the achievement of the remaining 20% of his target bonus.

   Because Mr. Murray's principal residence is located more than 75 miles from the Company's headquarters, the Company pays certain occupancy expenses associated with a second residence within a shorter commuting distance and reimburses Mr. Murray for his tax liability arising from this arrangement. Otherwise, Mr. Murray was not provided any fringe benefits other than those available to all officers of the Company.

                               Board of Directors

   Robert L. Gable
                 Herbert W. Moller
                                 Richard H. Rhoads  M. Anne Szostak
   Benjamin H. Lacy
                  Robert J. Murray
                                Brian E. Stern

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   On May 19, 1999, pursuant to its publicly-announced stock buyback program, the Company purchased 240,000 shares of common stock in privately-negotiated transactions from two trusts created by Jay R. Rhoads, Jr. The Company purchased the shares at a price equal to $27 per share. Mr. Rhoads is the beneficial owner of more than 5% of the common stock, and is also the brother of Richard H. Rhoads, who is a director of the Company.

   Certain other relationships involving the Company's directors and executive officers are disclosed under the heading "Compensation Committee Interlocks and Insider Participation in Compensation Decisions".

                               PERFORMANCE GRAPH

   The following chart compares the value of $100 invested in the Company's common stock from June 24, 1994 through June 26, 1999 with a similar investment in the S&P 600 small cap stock index, and in a peer group consisting of nine publicly held companies selected on the basis of similarity to the Company in the nature of products offered, marketing and distribution channels utilized and customer markets served. The comparison assumes that all dividends are reinvested. This fiscal year the index of peer group companies was expanded to reflect the expansion of the Company's selling methods to include direct mail, telesales and the use of a field sales force. In accordance with SEC rules, the return data for the former peer group companies is provided below for comparative purposes, but will not be provided in future years. Viking Office Products, Inc., which was included in the former peer group, was acquired by Office Depot, Inc. in August 1998. As a result, Viking has been omitted from both the peer group companies and the former peer group companies in the presentation below.



                        [PERFORMANCE GRAPH APPEARS HERE]

                                      NEBS  S&P 600 Peer Group Former Peer Group
FYE 1994............................ 100.00 100.00    100.00        100.00
FYE 1995............................ 109.83 119.39    126.53        131.77
FYE 1996............................ 113.06 150.68    169.82        165.62
FYE 1997............................ 155.79 179.46    155.14        142.35
FYE 1998............................ 190.46 211.89    141.07        132.36
FYE 1999............................ 172.19 201.42    154.35        140.22

Peer Group Companies:

   American Business      John H. Harland Co.        The Standard Register
Products, Inc.           Moore Corporation, Ltd.  Co.
   Deluxe Corporation      The Reynolds & Reynolds   Systemax Inc.
   Ennis Business Forms,           Co.                      Wallace Computer
Inc.                                                          Services, Inc.

Former Peer Group Companies:

   Deluxe Corporation    Moore Corporation, Ltd.     Systemax Inc. (formerly
   Ennis Business Forms, Inc.                     Global
                           The Reynolds & Reynolds
                                   Co.               DirectMail Corp.)

                                  PROPOSAL TWO

                     RATIFICATION OF SELECTION OF AUDITORS

   Upon the recommendation of its audit committee, the Board of Directors selected the firm of Deloitte & Touche LLP as auditors of the Company for the fiscal year ending June 24, 2000, subject to ratification by the stockholders at the 1999 annual meeting of stockholders. A representative of Deloitte & Touche LLP, which served as auditors for fiscal year 1999, is expected to be present at the meeting, with the opportunity to make a statement if he or she desires to do so, and to be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

   Proposals of stockholders intended to be presented at the 2000 annual meeting of stockholders must be received by the Company, at its offices at 500 Main Street, Groton, Massachusetts 01471, no later than May 13, 2000, in order to be considered for inclusion in the Company's proxy statement and proxy card relating to that meeting in accordance with Rule 14a-8 under the Securities Exchange Act of 1934.

   Additionally, under the advance notice provisions in our by-laws, director nominations or any other proposals to be presented outside of the processes of Rule 14a-8 by a stockholder from the floor of the 2000 annual meeting of stockholders must be submitted by the stockholder to our corporate secretary at the above address no later than July 24, 2000 and no earlier than June 24, 2000. The notice must contain the information required by the by-laws. These advance notice provisions are separate from the requirements which a stockholder must meet in order to have a proposal included in the Company's proxy statement under Rule 14a-8.

                      AMENDMENTS TO THE COMPANY'S BY-LAWS

   At the annual meeting of the directors held on October 23, 1998, the Board amended the by-laws to clarify the circumstances under which the Company will indemnify its directors and officers and advance expenses incurred by these persons in defending or otherwise appearing in judicial proceedings in which they may be involved as a result of their being directors or officers of the Company.

   At a regular meeting held on July 23, 1999, the Board amended the by-laws
(1) to empower the Board to advance the date of the annual meeting of stockholders, (2) to clarify the plurality vote required for the election of directors by the stockholders, and (3) to adopt advance notice provisions with respect to director nominations and other proposals for business made by stockholders at annual and special meetings of stockholders. The advance notice provisions apply to the 2000 annual meeting of stockholders and are reflected in the information set forth above under the heading "Stockholder Proposals".

   You may obtain a copy of our by-laws without charge by writing to our corporate secretary, New England Business Service, Inc., 500 Main Street, Groton, MA 01471.

                              DIRECTOR NOMINATIONS

   The nominating committee will consider your suggestions regarding potential candidates for Board membership as part of the committee's review of the composition of the Board. Your recommendations may be sent to the nominating committee through our corporate secretary at the above address.

                           ANNUAL REPORT ON FORM 10-K

   You may obtain a copy of our annual report on Form 10-K for the fiscal year ended June 26, 1999 (without exhibits) without charge by writing to: Investor Relations, New England Business Service, Inc., 500 Main Street, Groton, MA 01471.

                                    PROXY

                      NEW ENGLAND BUSINESS SERVICE, INC.

                  Meeting of Stockholders - October 22, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     OF NEW ENGLAND BUSINESS SERVICE, INC.


  The undersigned stockholder in New England Business Service, Inc. (the "Company") hereby appoints Robert J. Murray and Daniel M. Junius and each of them, attorneys, agents and proxies, with power of substitution to each, to vote all shares of Common Stock that the undersigned is entitled to vote, and, if applicable, hereby directs the trustee of the 401(k) Plan for Employees of New England Business Service, Inc. (the "Plan") to vote all shares of Common Stock of the Company allocated to the account of the undersigned or otherwise which the undersigned is entitled to vote pursuant to the Plan, at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 500 Main Street, Groton, Massachusetts on October 22, 1999 at 10:00 a.m., local time, and any adjournments thereof.


SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SEE REVERSE
   SIDE                                                                 SIDE

                                 DETACH ITEMS
--------------------------------------------------------------------------------

[X] Please mark votes as in this example.

The shares represented by this proxy will be voted as directed by the undersigned. IF NO CONTRARY INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF ALL PROPOSALS AS DESCRIBED IN DETAIL IN THE PROXY STATEMENT.

1. To fix the number of persons constituting the full Board of Directors at nine and to elect the following nominees as directors:

   Neil S. Fox, Robert L. Gable, Benjamin H. Lacy, Thomas J. May,
   Herbert W. Moller, Robert J. Murray, Richard H. Rhoads, Brian E. Stern and M. Anne Szostak

   FOR ALL NOMINEES [_]            WITHHELD FROM ALL NOMINEES [_]


[_]______________________________________
   For all nominees except as noted above


2. To ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for the current fiscal year ending June 24, 2000.

                   FOR        AGAINST      ABSTAIN
                   [_]         [_]           [_]

3. And to vote and act upon any other business which may properly come before the meeting or any adjournment thereof.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING  [_]

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [_]

Please sign exactly as your name is printed opposite. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give title. If stock is held in joint names, all named stockholders should sign.